Exhibit T3A-48.

                         CERTIFICATION OF INCORPORATION

                                       OF

                    OGDEN PLANT SERVICES OF NEW JERSEY, INC.

                                   ----------

To:      The Secretary of State
         State of New Jersey

                  Pursuant to the provisions of the New Jersey Business Corporation Act, the undersigned, being a natural person of at least 18 years of age and acting as the incorporator of the corporation hereby being organized thereunder, certifies that:

                  FIRST: The name of the corporation (hereinafter called the "corporation") is OGDEN PLANT SERVICES OF NEW JERSEY, INC.

                  SECOND: The corporation may engage in any activity within the purposes for which corporations may be organized under the New Jersey Business Corporation Act.

                  THIRD: The aggregate number of shares which the corporation shall have authority to issue is one hundred, all of which are of a par value of one dollar each, and all of which are of the same class.

                  FOURTH: The address of the initial registered office of the corporation within the State of New Jersey is c/o The Prentice-Hall Corporation System, New Jersey, Inc., 150 West State Street, Trenton, New Jersey 08608; and the name of the initial registered agent at such address is The Prentice-Hall Corporation System, New Jersey, Inc.

                  FIFTH: The number of directors constituting the first Board of Directors of the corporation is two; and the name and the address of the persons who are to serve as the first directors of the corporation are as follows:

  NAME                                      ADDRESS
  ----                                      -------
Peter Allen                            2 Pennsylvania Plaza
                                       New York, New York 10121

J. L. Effinger                         2 Pennsylvania Plaza
                                       New York, New York 10121

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

                                                                 Exhibit T3A-48.

                  SIXTH: The name and the address of the incorporator are as follows:

  NAME                                      ADDRESS
  ----                                      -------
Frances A. Wrigley                     15 Columbus Circle
                                       New York, New York 10023-7773

                  SEVENTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation, and regulation of the powers of the corporation and of its directors and of its shareholders or any class thereof, as the case may be, it is further provided:

                  1. The management of the business and the conduct of the affairs of the corporation, including the election of the Chairman of the Board of Directors, if any, the President, the Treasurer, the Secretary, and other principal officers of the corporation, shall be vested in its Board of Directors.

                  2. The Board of Directors shall have the power to remove directors for cause and to suspend directors pending a final determination that cause exists for removal.

                  3. The corporation shall, to the fullest extent permitted by Section 14A:3-5 of the New Jersey Business Corporation Act, as the same may be amended and supplemented, indemnify any and all corporate agents whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of shareholders, or otherwise, and shall continue as to a person who has ceased to be a corporate agent and shall inure to the benefit of the heirs, executors, administrators, and personal representatives of such a corporate agent. The term "corporate agent" as used herein shall have the meaning attributed to it by Sections 14A:3-5 and 14A:5-21 of the New Jersey Business corporation Act and by any other applicable provision of law.

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

                                                                 Exhibit T3A-48.

                  4. The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by subsection 14A:2-7 of the New Jersey Business Corporation Act, as the same may be amended and supplemented.

                  EIGHTH: The shareholders shall not have preemptive rights.

                  NINTH: The duration of the corporation is to be perpetual.

Signed on November 22, 1990.

                                                /s/ Frances A. Wrigley
                                                --------------------------------
                                                Frances A. Wrigley, Incorporator

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

                                                                 Exhibit T3A-48.

                                C-102A Rev 12/93

                      New Jersey Department of the Treasury
                               Division of Revenue
                           Certificate of Amendment to
                          Certificate of Incorporation
                    (For Use by Domestic Profit Corporations)

         Pursuant to the provisions of Section 14A:9-2 (4) and Section 14A:9-4
         (3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

1.       The name of the corporation Is:

         OGDEN PLANT SERVICES OF NEW JERSEY, INC.

2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 28th day of February, 2001.

Resolved, that Article First of the Certificate of Incorporation be amended to read as follows:

First: the name of the corporation is COVANTA PLANT SERVICES OF NEW JERSEY, INC.

3. The number of shares outstanding at the time of the adoption of the amendment was: 100

The total number of shares entitled to vote thereon was:  100

If the shares of any class or series of shares are entitled to vote thereon as a class. set forth below the designation and number of outstanding shares entitled to vote thereon of each such class or series. (Omit if not applicable).

N/A

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

                                                                 Exhibit T3A-48.

4. The number of shares voting for and against such amendment is as follows: (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively).

Number of Shares Voting for Amendment  Number of Shares Voting Against Amendment
-------------------------------------  -----------------------------------------
                  100                                      0

5. It the amendment provides for an exchange, reclassification or cancellation of Issued shares, set forth a statement of the manner in which the same shall be effected. (Omit if not applicable).

6.       Other provisions: (Omit If not applicable).

         S 920598
           1759448
           1759450

                                                BY:

                                                (Signature)

Dated this 1st day of March 2004                Executive Vice-President

May be executed by the Chairman of the Board, or the President, or a Vice President of the Corporation.

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


                                                                 Exhibit T3A-48.

                               STATE OF NEW JERSEY

                             DEPARTMENT OF TREASURY

                      FILING CERTIFICATION (CERTIFIED COPY)

                   COVANTA PLANT SERVICES OF NEW JERSEY, INC.

         I, the Treasurer of the State of New Jersey, do hereby certify, that the above named business did file and record in this department the below listed document(s) and that the foregoing is a true copy of the Certification Of Incorporation And Name Change as the same is taken from and compared with the original(s) filed in this office on the date set forth on each instrument and now remaining on file and of record in my office.

                                                IN TESTIMONY WHEREOF, I have
                                                   hereunto set my hand and
                                                   affixed my Official Seal at
                                                   Trenton, this 25th day of
                                                   February, 2004

                                                /s/ John E. McCormac
                                                --------------------------------
                                                John E. McCormac, CPA
                                                State Treasurer

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